NEWS

Reynolds and Reynolds Reports Q4 and Fiscal Year 2004 Results,
Provides Guidance for Fiscal 2005

Live Webcast at 11:00 am ET. Conference call and replay available at reyrey.com

DAYTON, OHIO, November 3, 2004 – The Reynolds and Reynolds Company (NYSE: REY) today reported financial results for the fourth quarter and fiscal year ending September 30, 2004 which were in line with guidance the company provided on July 21. Fourth quarter revenues of $242 million were 6 percent lower than a year ago and essentially flat with the third quarter. Full year revenues of $982 million were 3 percent below last year. Earnings per share were 31 cents for the fourth quarter and $1.37 for the full year compared to 44 cents and $1.56 respectively, for the same periods last year.

“We continue to generate solid cash flow – about $160 million of operating cash flow last year – a sign of the fundamental strength of our business and financial model,” Phil Odeen, chairman and acting CEO, said. “We delivered $29 million in dividends to our shareholders and repurchased $156 million of our company’s stock. And, we invested about $93 million in research and development as we continue to work to expand our market share leadership in the United States and Canada, and build a stronger global presence in providing automotive retailing solutions.

“Our search for a CEO is proceeding as planned. We’ve interviewed a number of very strong candidates and we expect to name a new CEO early in calendar year 2005.

“As I said at the end of the third fiscal quarter, our return to historic levels of sales growth won’t happen overnight,” Odeen said. “But we are determined to get back on the growth track and we’ve taken significant actions to sharpen our focus and execute our priorities. We also will continue to invest in the business at a pace similar to the past several years and return cash to our shareholders through dividends and share repurchase.

“The company has a very strong brand, an extensive portfolio of integrated solutions, and a wonderful legacy of leadership as a software, services and documents provider to automotive retailing. We exit the year with re-energized sales and marketing organizations and a number of exciting new solutions that are now widely available,” Odeen said.

“Orders are building for ERA® XT, a powerful solution that creates an opportunity for automotive retailers to gain deeper insight into their business. ERA XT provides advanced reporting capabilities while streamlining automotive retailers’ Customer Relationship Management (CRM) programs with cost-effective, highly integrated applications. Many customers prefer this path as they look to ultimately move to the Reynolds Generations Series® Suite – our most advanced system with embedded CRM capabilities throughout. The ERA ES platform, designed specifically for small dealers, is also gaining traction with solid sales over the four months since we released this new offering.

“We’re delivering compelling, tailored Customer Relationship Management (CRM) solutions that create results for a variety of business models. We’ve doubled the number of CRM specialists in our sales force, and we’ve ramped up our Inside Sales team to increase our sales focus on CRM and other applications. Our Applications on Demand™ software delivery architecture is proving to be a strong offering for customers who want to simplify their IT infrastructure. We are confident we have the most advanced and the most secure offering in the industry. Outside the United States and Canada, we doubled the number of users of our Incadea platform during the year. Today, we have nearly 8,000 Incadea users at over 600 customer installations located in two dozen countries. The competitive advantage of the Incadea platform continues to win car company endorsements, most recently the international endorsement of Volkswagen,” Odeen said.

“We’re also delivering value for our existing shareholders through dividends and share repurchase which we expect to continue in 2005,” Odeen said. During the quarter, the company repurchased 900,000 shares for $22 million at an average price of $23.71. For the fiscal year, the company repurchased 5.7 million shares for $156 million at an average price of $27.35. Approximately 2.4 million shares remain authorized for repurchase.

“We enter the new year committed to providing solutions that deliver business results to our customers, creating opportunities for our associates, and delivering value to our shareholders,” Odeen said. “We expect to see steady quarter-to-quarter improvements throughout the fiscal year as our efforts of the past months pay off.”

Fiscal Year 2005 Outlook

For the first fiscal 2005 quarter ending December 31, 2004 the company expects:

• Earnings per share between 24 cents and 28 cents.

For the 2005 fiscal year the company expects:

• Earnings per share between $1.30 and $1.40.
• Revenues to be essentially flat compared to fiscal 2004.
• Operating margins to be in the mid teens.
• Return on equity between 18 percent and 19 percent.
• Net capital expenditures of approximately $25 million.
• Depreciation and amortization of about $45 million.
• Research and development expenses of approximately $90 million.
• An estimated tax rate of about 42 percent.
• Continuation of its share repurchase plan.
• Fully diluted shares used to calculate EPS to be approximately 64 million shares.

About Reynolds
Reynolds and Reynolds (http://www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company’s award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. Reynolds serves automotive retailers and OEMs globally through its Incadea solution and a worldwide partner network, as well as through its consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company’s Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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REY0445

(Editors’ Note: Segment Report Attached)

Contact:
Media Paul Guthrie 937.485.8104 paul_guthrie@reyrey.com	Mark Feighery 937.485.8107 mark_feighery@reyrey.com	Investors John Shave 937.485.1633 john_shave@reyrey.com

The Reynolds and Reynolds Company
Segment Report
(In thousands except per share data)

	Fourth Quarter			Twelve Months
For The Periods Ended September 30	2004	2003 (1)	Change	2004	2003 (1)	Change
Consolidated
Net Sales and Revenues	$241,516	$256,093	-6%	$982,241	$1,008,245	-3%
Gross Profit	$129,860	$142,084	-9%	$543,754	$559,400	-3%
Gross Margin	53.8%	55.5%		55.4%	55.5%
Operating Income	$27,073	$46,170	-41%	$143,978	$175,638	-18%
Operating Margin	11.2%	18.0%		14.7%	17.4%
Income Before Income Taxes	$30,310	$47,696	-36%	$147,869	$180,028	-18%
Provision for Income Taxes	$9,865	$16,664		$55,226	$70,228
Net Income	$20,445	$31,032	-34%	$92,643	$109,800	-16%
Earnings Per Common Share (Diluted)	$0.31	$0.44	-30%	$1.37	$1.56	-12%
Average Shares Outstanding	65,759	70,569		67,815	70,583
Software Solutions
Net Sales and Revenues	$129,137	$135,753	-5%	$539,763	$540,572	0%
Gross Profit	$84,508	$90,471	-7%	$364,497	$361,385	1%
Gross Margin	65.4%	66.6%		67.5%	66.9%
Operating Income	$22,004	$34,116	-36%	$127,299	$136,822	-7%
Operating Margin	17.0%	25.1%		23.6%	25.3%
Services
Net Sales and Revenues	$62,664	$65,803	-5%	$244,410	$256,902	-5%
Gross Profit	$15,334	$20,424	-25%	$65,769	$76,093	-14%
Gross Margin	24.5%	31.0%		26.9%	29.6%
Operating Loss	($7,442)	($1,311)		($27,318)	($11,690)
Operating Margin	-11.9%	-2.0%		-11.2%	-4.6%
Documents
Net Sales and Revenues	$42,407	$45,934	-8%	$166,254	$174,239	-5%
Gross Profit	$24,452	$24,515	0%	$88,938	$94,233	-6%
Gross Margin	57.7%	53.4%		53.5%	54.1%
Operating Income	$8,594	$8,550	1%	$25,998	$29,967	-13%
Operating Margin	20.3%	18.6%		15.6%	17.2%
Financial Services
Net Sales and Revenues	$7,308	$8,603	-15%	$31,814	$36,532	-13%
Gross Profit	$5,566	$6,674	-17%	$24,550	$27,689	-11%
Gross Margin	76.2%	77.6%		77.2%	75.8%
Operating Income	$3,917	$4,815	-19%	$17,999	$20,539	-12%
Operating Margin	53.6%	56.0%		56.6%	56.2%

(1) Fiscal year 2003 results were restated to reclassify amounts between segments for consistency with the 2004 organizational structure and to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.” Using the Retroactive Restatement Method described in SFAS No. 148, “Accounting for Stock-Based Compensation- Transition and Disclosure,” the company recorded fiscal year 2003 stock-based compensation expense of $3,206 ($1,961 after-tax or $.03 per diluted share) in the fourth quarter and $14,441 ($9,217 after-tax or $.13 per diluted share) for the fiscal year.